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                                                                Exhibit 5


                          [ARNSTEIN & LEHR LETTERHEAD]



                                 April 3, 1997


Cotter & Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631-3505


                Re: Post Effective Amendment No. 6 to Registration
                    Statement on Form S-2 (No. 33-39477)

Gentlemen:

        We refer to the Post Effective Amendment No. 6 to Registration Statement on Form S-2 (No. 33-39477) being filed by Cotter & Company, a Delaware corporation (hereinafter referred to as the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of 8,330 shares of Class A Common Stock, $100 par value.

        The Class A Common Stock will be issued and sold directly by the Company in 10 share units at the par value thereof, for an aggregate purchase price of $1,000 per unit. Sales shall be made to retailers of hardware and related merchandise, in connection with becoming Members of the Company.

        Based upon our examination, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The Company has authorized 100,000 shares of Class A Common Stock, $100 par value. As of February 22, 1997, there were 48,510 Class A Common shares issued and outstanding.

        3. The proposed offering of 8,330 shares of Class A Common Stock, $100 par value, of the Company has been duly authorized and when sold as contemplated will be legally issued and fully paid and non-assessable.



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Cotter & Company
April 3, 1997
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        We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and the related Prospectus as counsel for the Company who have passed upon the legalities of the securities registered hereunder.

                                        Sincerely,



                                        Arnstein & Lehr